EXHIBIT 10.36
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                         1999 Management Incentive Plan

                           CASH                                      OPTIONS
                  -----------------------------------------------------------------------------
                                                Options per
                     Per 1%                     1% increase                             Estimated
                      EPS             Base         in          Expected                   1999
                    increase          Bonus      EPS over     performance   Estimated   Options at
                   over 1998           for        1998         at 120% of     1999       120% of
                   actual(2)          Field     actual(2)      1998 EPS     headcount   1998 EPS
---------------------------------------------------------------------------------------------------

Chairman         Board Discretion              Up to 30,000                    1         30,000

Pres/CEO              5.0%                        5,000        100,000         1        100,000
CFO                   5.0%                        2,500         50,000         1         50,000
Senior VP             5.0%                        2,500         50,000         1         50,000
VP Special            5.0%                        2,500         50,000         1         50,000
Projects
General Counsel       3.0%                        1,500         30,000         1         30,000
Regional VP           (1)             60.0%       1,500         30,000         4        120,000
                                                                                       ------------
      Total:                                                                            430,000
                                                                                       ============



Note: To be eligible for either the cash or the stock option bonuses detailed above, there must be a satisfactory rating on Personal and Departmental Goals and Objectives at the Company's headquarters for 1999.

Note: 100% of base bonus in all three categories MUST be earned before any of the additional 50% bonus is earned.

(1) 60% base bonus will be paid based on targeted revenue (15%), targeted EBIT $(18%), and targeted EBIT margin (15%) measured by operating region, and EPS (12%). Target includes 1999 budget plus planned external growth from acquisitions. For the EPS portion of the bonus, the RVPs will receive .6% of base salary for every 1% increase in 1999 EPS over actual 1998 EPS. For the 80% portion of the bonus which is based on region performance against targets, an additional 1% of base bonus will be awarded for every 1% EBIT performance over targeted EBIT, up to an additional 40% of base bonus.

Note: 100% of base bonus in all three region target categories MUST be earned before any of the additional 40% bonus is earned.

(2) EPS calculation to exclude the effect of merger costs, if any.
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